POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Joseph A. Boateng, a member of the Board of Trustees of TIAA-CREF Funds (the “Company”), whose signature appears below, constitutes and appoints: Phillip J. Rollock, Mona Bhalla, Marjorie Pierre-Merritt and Rachael Zufall, and each of them individually, as his true and lawful attorneys-in-fact and agents to take any and all action and execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission (“SEC”) thereunder or any other requirements of any regulatory authority having jurisdiction over the offer and sale of shares, including specifically, but without limitation of the foregoing, power and authority to sign his name to one or more Registration Statements for the Company on Form N-14, any amendments or supplements to said Registration Statement(s); and any instruments, documents or exhibits filed or to be filed as a part of or in connection with such Registration Statement(s) with respect to the reorganization of certain series of Nuveen Strategy Funds, Inc. into corresponding series of the Company, as outlined below:

Nuveen Strategy Funds, Inc.	TIAA-CREF Funds
Nuveen Strategy Aggressive Growth Allocation Fund	TIAA-CREF Lifestyle Aggressive Growth Fund
Nuveen Strategy Growth Allocation Fund	TIAA-CREF Lifestyle Growth Fund
Nuveen Strategy Balanced Allocation Fund	TIAA-CREF Lifestyle Moderate Fund
Nuveen Strategy Conservative Allocation Fund	TIAA-CREF Lifestyle Conservative Fund

I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

Date:    October 14, 2019

/s/ Joseph A. Boateng
Joseph A. Boateng
Trustee of TIAA-CREF Funds

State of New York	)
) ss.
City of New York	)

SUBSCRIBED AND SWORN to before me this 14th day of October 2019, by Joseph A. Boateng, who I have identified to be the person who signs herein.

/s/ Martina A. Davis
NOTARY PUBLIC

My Commission Expires: November 13, 2022

MARTINA A. DAVIS NOTARY PUBLIC-STATE OF NEW YORK No. 02DA6383358 Qualified in Kings County My Commission Expires 11-13-2022